UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 23, 2013

Max Sound Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-51886	2902 A Colorado Avenue Santa Monica, CA 90404	26-3534190
(Commission File Number)	(Address of principal executive offices) (Zip Code)	(IRS Employer Identification No.)

 Registrant's telephone number, including area code (888) 777-1987

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 23, 2013 (the “Closing Date”), Max Sound Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the "Purchase Agreement") by and between the Company and three (3) institutional investors (the “Investors”).  The Purchase Agreement provides for the sale by the Company to the Investors (the “Offering”) of an aggregate principal amount of $2,222,222.16 (the “Subscription Amount”) of 4% Convertible Debentures, with 10% Original Issue Discount that is due twelve months from their date of issuance (the “Debentures”).  The Subscription Amount shall be funded in the amount of $277,777.77 (net amount of $250,000 to the Company after original issue discount) on the initial closing date of May 23, 2012 and seven (7) additional installments in the amount of $277,777.77(net amount of $250,000 to the Company after original issue discount) shall each be funded on or about the first day of each calendar month commencing on June 1, 2013. A subsequent installment payment of $277,777.77 was paid on June 19, 2013.

The Debentures have an interest rate of four percent (4%) and shall have an original issue discount of ten percent (10%) from the stated Principal Amount. The Debentures may be prepaid in whole or in part on not less than thirty (30) days prior written notice to the Investors for an amount equal to 115% multiplied by the sum of the then outstanding principal amount of the Debentures plus any accrued and unpaid interest.

The Debentures shall be convertible into common stock, at the Investors’ option, at a twenty-five percent (25%) discount to the average price of the lowest three (3) closing bid prices for the common stock during the ten (10) trading days prior to the conversion date (the “Market Price”).  In the event of default, the Debentures shall be convertible into common stock at a thirty-five percent (35%) discount to the Market Price. In the event that the Company fails in any material respect to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with regards to the filing of Form 10-Q's and 10-K's or ceases to be subject to the Exchange Act, the Debentures shall be convertible into common stock at a fifty percent (50%) discount to the Market Price, unless the Company has registration statement declared effective by the SEC, which covers for resale the shares issued in connection with the May Investor’s conversion.

Warrants

In connection with the Offering, the Investors were each issued a warrant to purchase from the Company at any time after the Closing Date until 5:00 p.m., E.S.T on the third anniversary of the Closing Date (the “Expiration Date”), up to 250,000 fully-paid and non-assessable shares of Common Stock at a per share purchase price of $0.40 (the “Warrants”).

Aegis Capital Corporation acted as placement agent for the Offering and shall receive a cash placement fee equal to 7% of the aggregate purchase price paid by the Investors for the Debentures that are placed in the Offering.

The foregoing descriptions of the terms of the Purchase Agreement, the Debentures, and the Warrants are qualified in its entirety by reference to the provisions of the Purchase Agreement, Form of Debenture, and Form of Warrant filed as Exhibit 10.1, 4.1, and 4.2, respectively, to this Report, which are incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibits.

4.1	Form of Convertible Debenture
4.2	Form of Warrant
10.1	Security Purchase Agreement, dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: June 24, 2013	By:	/s/ John Blaisure
John Blaisure President and Chief Executive Officer